Exhibit 99.1

www.casipharmaceuticals.com

FOR IMMEDIATE RELEASE:

CASI PHARMACEUTICALS ANNOUNCES $50 MILLION PRIVATE PLACEMENT TO PREPARE COMPANY FOR COMMERCIALIZATION IN CHINA

ROCKVILLE, Md. (March 20, 2018) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to bringing high quality, cost-effective pharmaceutical products and innovative oncology therapeutics to patients, announces today a $50 million private placement. The Company has entered into definitive securities purchase agreements pursuant to which the Company will issue 15,432,091 shares of its Common Stock with accompanying warrants to purchase 6,172,832 shares of its Common Stock. The purchase price for each share of Common Stock and warrant is $3.24. The warrants will become exercisable 180 days after issuance at a $3.69 per share exercise price, and will expire five years from the date of issuance. On March 19, 2018, the consolidated closing bid price per share of Common Stock was $3.19.

The financing was led by ETP Global Fund LP, IDG-Accel China Growth Fund III, and Robert W. Duggan, former Chairman and CEO of Pharmacyclics Inc. The financing is expected to close on or about March 21, 2018. Proceeds will be used by the Company to prepare for the anticipated launch of its first commercial product in China and also for working capital general corporate purposes.

The offering of shares of Common Stock and warrants has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and the shares are being offered pursuant to an exemption from registration and in reliance on similar exemptions under applicable state laws. The investors will receive certain registration rights in connection with the offering.

Wei-Wu He, Ph.D., CASI’s Executive Chairman commented, “We are grateful that seasoned investors such as IDG and Mr. Duggan share our vision for CASI and our excitement as we prepare for the launch of our first commercial product in China. Our in-licensed products, EVOMELA®, MARQIBO® and ZEVALIN® are currently in various regulatory stages for market approval in China, with EVOMELA® under priority review. We also are working on our portfolio of 29 abbreviated new drug applications (ANDAs) (including 25 FDA-approved and 4 pending approval) that we recently acquired from Sandoz, and will continue to further expand our pipeline as part of our mission to bring innovative and high-quality medicines to the market.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About CASI Pharmaceuticals, Inc.

CASI is a U.S. based, commercial stage biopharmaceutical company focused on the acquisition, development and commercialization of therapeutics addressing cancer and other unmet medical needs for the global market with a focus on commercialization in China. CASI’s product pipeline features:

•	Three U.S. Food and Drug Administration (FDA)-approved drugs in-licensed from Spectrum Pharmaceuticals, Inc. for China regional rights, and currently in various stages in the regulatory process for market approval in China, including EVOMELA®, MARQIBO® (vinCRIStine sulfate LIPOSOME injection), and ZEVALIN® (ibritumomab tiuxetan);
•	An acquired portfolio of 25 FDA-approved abbreviated new drug applications (ANDAs), one ANDA that FDA tentatively approved, and three ANDAs that are pending FDA approval, from which CASI will prioritize a select subset for product registration and commercialization in China;
•	Our proprietary drug candidate, ENMD-2076, currently in Phase 2 clinical development; and
•	Proprietary early-stage candidates in preclinical development.

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 /Fax 301.315.2437

CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and research and development operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the volatility in the market price of our common stock; risks relating to interests of our largest stockholders that differ from our other stockholders; the risk of substantial dilution of existing stockholders in future stock issuances, the difficulty of executing our business strategy in China; the risk that we will not be able to effectively select, register and commercialize products from our recently acquired portfolio of ANDAs, our inability to predict when or if our product candidates will be approved for marketing by CFDA authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; and risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

EVOMELA®, MARQIBO®, and ZEVALIN® are proprietary to Spectrum Pharmaceuticals, Inc. and its affiliates.

COMPANY CONTACT: CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Torrey Hills Capital Jim Macdonald 858.456.7300 jm@sdthc.com Solebury Trout Jennifer Porcelli 646.378.2962 jporcelli@troutgroup.com Brennan Doyle 617.221.9005 bdoyle@troutgroup.com	MEDIA CONTACT: PressComm PR, LLC Jamie Lacey-Moreira 410.299.3310 jamielacey@presscommpr.com

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